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                                                                   Exhibit 23.1



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into The Horn & Hardart Company's (predecessor to Hanover Direct, Inc.) previously filed Registration Statement File Nos. 33-66394, 33-58760, 33-58756, 33-58758, 33-52687, 33-52059, 33-52061,
333-3871, 333-13817, 2-94286 and 2-92383.  It should be noted that we have not audited any financial statements of the company subsequent to the date of our report.







                                                ARTHUR ANDERSEN LLP



New York, New York
March 26, 1999